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                                                                   Exhibit 10.32

                     AMENDMENT TO THE AMENDED AND RESTATED
                  1994 STOCK OPTION AND RESTRICTED STOCK PLAN

     The definition of "Disinterested Director" set forth in Section 2 of the Amended and Restated 1994 Stock Option and Restricted Stock Plan of Jayhawk Acceptance Corporation, as previously amended, is hereby amended to read in its entirety as follows:

     "Disinterested Director shall mean a member of the Board of Directors who
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     is a 'Non-Employee Director' within the meaning of Rule 16b-3 under the
     Exchange Act."

DATED:  November 6, 1997

                              /s/ Gregory Earls
                         -----------------------------------------------------
                         Gregory Earls, Chairman of the Compensation Committee of Jayhawk Acceptance Corporation